Exhibit 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), effective as of June 30, 2006 (the “Effective Date”), is entered into by and between Maguire Properties, Inc., a Maryland corporation (the “REIT”), Maguire Properties, L.P., a Maryland limited partnership (the “Operating Partnership”) and Paul S. Rutter (the “Executive”).

WHEREAS, the REIT and the Operating Partnership (collectively, the “Company”) desire to employ the Executive and to enter into an agreement embodying the terms of such employment; and

WHEREAS, the Executive desires to accept employment with the Company, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Employment Period. Subject to the provisions for earlier termination hereinafter provided, the Executive’s employment hereunder shall be for a term (the “Employment Period”) commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (the “Initial Termination Date”); provided, however, that this Agreement shall be automatically extended for one additional year on the Initial Termination Date and on each subsequent anniversary of the Initial Termination Date, unless either the Executive or the Company elects not to so extend the term of the Agreement by notifying the other party, in writing, of such election not less than sixty (60) days prior to the last day of the term as then in effect.

2. Terms of Employment.

(a) Position and Duties.

(i) During the Employment Period, the Executive shall serve as Executive Vice-President, Major Transactions of the REIT and the Operating Partnership and shall perform such employment duties as are usual and customary for such positions. During the Employment Period, the Executive shall be a member of the Executive Management Committee of the Company, which shall consist of the approximately 5 or 6 most senior executives in the Company, and the Executive shall report directly at all times to Robert F. Maguire III. The Executive Management Committee shall, as a group, consider, determine and direct all major policies, strategies and initiatives of the Company and its affiliates. The Executive shall have significant interface with the Board of Directors of the REIT (the “Board”), investors, analysts, lenders and other major stakeholders in the Company. At the Company’s request, the Executive shall serve the Company and/or its subsidiaries and affiliates in other offices and capacities in addition to the foregoing. In the event that the Executive, during the Employment Period, serves in any one or more of such additional capacities, the Executive’s compensation shall not be increased beyond that specified in Section 2(b) of this Agreement. In addition, in the event the Executive’s service in one or more of such additional capacities is terminated, the Executive’s compensation, as specified in Section 2(b) of this Agreement, shall not be diminished or reduced in any manner as a result of such termination for so long as the Executive otherwise remains employed under the terms of this Agreement.

(ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially full-time attention and time during normal business hours to the business and affairs of the Company. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions or (C) manage his personal investments, so long as such activities do not significantly interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company; provided that no such activity that violates any written non-competition agreement between the parties shall be permitted.

(b) Compensation, Benefits, Etc.

(i) Base Salary. During the Employment Period, the Executive shall receive a base salary (the “Base Salary”) of $450,000 per annum, as the same may be increased thereafter pursuant to the Company’s normal practices for its executives. The Base Salary shall be paid at such intervals as the Company pays executive salaries generally. During the Employment Period, the Base Salary shall be reviewed at least annually for possible increase in the Company’s discretion. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Base Salary shall not be reduced after any such increase and the term “Base Salary” as utilized in this Agreement shall refer to Base Salary as so increased.

(ii) Annual Bonus. In addition to the Base Salary, the Executive shall be eligible to earn, for each fiscal year of the Company ending during the Employment Period, an annual cash performance bonus (an “Annual Bonus”) under the Company’s bonus plan or plans applicable to senior executives; provided, however, that any Annual Bonus payable with respect to the partial fiscal year in which the Effective Date occurs shall be pro rated based on the number of days of the Executive’s employment with the Company during such year. The Executive’s target Annual Bonus shall be 100% of his Base Salary actually paid for such year and his maximum Annual Bonus shall be 200% of his Base Salary actually paid for such year, but the actual Annual Bonus shall be determined on the basis of the Executive’s and/or the Company’s attainment of objective financial or other operating criteria established in accordance with the terms and conditions applicable to similarly-situated executives of the Company under such bonus plan(s); provided, however, that notwithstanding the foregoing, the Annual Bonus payable to the Executive for the Company’s first full fiscal year during the Employment Period shall not be less than 100% of the Base Salary actually paid for such year.

(iii) Common Stock Award. Subject to approval by the Compensation Committee of the Board, the REIT shall, as of the Effective Date, grant the Executive a number of shares of the REIT’s common stock (the “Common Stock Award”) equal to the quotient obtained by dividing (x) $500,000 by (y) the closing trading price of a share of the REIT’s common stock on the New York Stock Exchange on the Effective Date. The Common Stock Award shall be granted to the Executive under the Amended and Restated 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P. (the “Incentive Plan”) at a purchase price of $0.01 per share. The Common Stock Award shall be fully vested as of the date of grant. Consistent with the foregoing, the terms and conditions of the Common Stock Award shall be set forth in an award agreement (the “Common Stock Award Agreement”), substantially in the form attached hereto as Exhibit A, to be entered into by the Company and the Executive which shall evidence the grant of the Common Stock Award.

(iv) Restricted Stock Award. Subject to approval by the Compensation Committee of the Board, the REIT shall, as of the Effective Date, grant the Executive a number of restricted shares of the REIT’s common stock (the “Restricted Stock”) equal to the quotient obtained by dividing (x) $5,000,000 by (y) the closing trading price of a share of the REIT’s common stock on the New York Stock Exchange on the Effective Date. The Restricted Stock shall be granted to the Executive under the Incentive Plan at a purchase price of $0.01 per share. Subject to the Executive’s continued employment with the Company, the Restricted Stock shall vest in five equal annual installments on each of the first, second, third, fourth and fifth anniversaries of the Effective Date. Consistent with the foregoing, the terms and conditions of the Restricted Stock shall be set forth in a restricted stock agreement (the “Restricted Stock Agreement”), substantially in the form attached hereto as Exhibit B, to be entered into by the Company and the Executive which shall evidence the grant of the Restricted Stock.

(v) Performance Award. Subject to approval by the Compensation Committee of the Board, the REIT shall, as of the Effective Date, grant the Executive a performance award on the terms and conditions set forth in a Performance Award Agreement substantially in the form attached hereto as Exhibit C. The Executive’s Performance Award Percentage (as defined in the Performance Award Agreement) with respect to such award shall be equal to 8%.

(vi) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all other incentive plans, practices, policies and programs, and all savings and retirement plans, practices, policies and programs, in each case that are applicable generally to senior executives of the Company.

(vii) Welfare Benefit Plans. During the Employment Period, the Executive and the Executive’s eligible family members shall be eligible for participation in the welfare benefit plans, practices, policies and programs (including, if applicable, medical, dental, disability, employee life, group life and accidental death insurance plans and programs) maintained by the Company for its senior executives.

(viii)  Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company provided to senior executives of the Company.

(ix) Fringe Benefits. During the Employment Period, the Executive shall be entitled to such fringe benefits and perquisites as are provided by the Company to its senior executives from time to time, in accordance with the policies, practices and procedures of the Company.

(x) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to its senior executives.

(xi) Compensation Gross-Up. The amount of compensation payable to the Executive pursuant to Sections 2(b)(i), (ii), (iii) and (iv) above shall be “grossed up” as necessary (on an after-tax basis) to compensate for any additional social security withholding taxes due as a result of Executive’s shared employment by the Operating Partnership, the REIT and, if applicable, any subsidiary and/or affiliate thereof.

(xii) Indemnification Agreement. The parties hereby acknowledge that in connection with the execution of this Agreement, they are entering into an Indemnification Agreement (the “Indemnification Agreement”) which shall become effective as of the Effective Date.

3. Termination of Employment.

(a)  Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death or Disability during the Employment Period. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties with the Company on a full-time basis for 90 consecutive days or on a total of 180 days in any 12-month period, in either case as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative.

(b) Cause. The Company may terminate the Executive’s employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of any one or more of the following events unless the Executive fully corrects the circumstances constituting Cause within a reasonable period of time after receipt of the Notice of Termination (as defined below):

(i) the Executive’s willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties;

(ii) the Executive’s willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company;

(iii) the Executive’s conviction of, or entry by the Executive of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

(iv) a willful breach by the Executive of his fiduciary duty to the Company which results in economic or other injury to the Company; or

(v) the Executive’s willful and material breach of the Executive’s covenants set forth in Section 9(a) or 9(b) hereof.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of any of the conduct described in Section 3(b) hereof, and specifying the particulars thereof in detail; provided, that if the Executive is a member of the Board, the Executive shall not vote on such resolution nor shall the Executive be counted in determining the “entire membership” of the Board.

(c) Good Reason. The Executive’s employment may be terminated by the Executive for Good Reason or by the Executive without Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any one or more of the following events without the Executive’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) prior to the Date of Termination (as defined below):

(i) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(ii) the Company’s reduction of the Executive’s Base Salary or Annual Bonus opportunity, each as in effect on the date hereof or as the same may be increased from time to time;

(iii) the relocation of the Company’s offices at which the Executive is principally employed (the “Principal Location”) to a location more than thirty (30) miles from such location, or the Company’s requiring the Executive to be based at a location more than thirty (30) miles from the Principal Location, except for required travel on the Company’s business to an extent substantially consistent with the Executive’s present business travel obligations;

(iv) the Company’s failure to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 10 hereof; or

(v) the Company’s failure to cure a material breach of its obligations under the Agreement after written notice is delivered to the Board by the Executive which specifically identifies the manner in which the Executive believes that the Company has breached its obligations under the Agreement and the Company is given a reasonable opportunity to cure any such breach.

(d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other parties hereto given in accordance with Section 12(c) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

(e) Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein (which date shall not be more than 30 days after the giving of such notice), as the case may be, (ii) if the Executive’s employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, (iii) if the Executive’s employment is terminated by the Executive without Good Reason, the Date of Termination shall be the tenth day after the date on which the Executive notifies the Company of such termination, unless otherwise agreed by the Company and the Executive, and (iv) if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death or Disability of the Executive, as the case may be.

4. Obligations of the Company upon Termination.

(a) Without Cause or For Good Reason. If, during the Employment Period, the Company shall terminate the Executive’s employment without Cause or the Executive shall terminate his employment for Good Reason:

(i) The Executive shall be paid, in a single lump sum payment within 60 days after the Date of Termination, the aggregate amount of (A) the Executive’s earned but unpaid Base Salary and accrued but unpaid vacation pay through the Date of Termination, and any Annual Bonus required to be paid to the Executive pursuant to Section 2(b)(ii) above for any fiscal year of the Company that ends on or before the Date of Termination to the extent not previously paid (the “Accrued Obligations”), and (B) one and one-half (1.5) (the “Severance Multiple”) times the sum of (x) the Base Salary in effect on the Termination Date plus (y) the average Annual Bonus received by the Executive for the three complete fiscal years (or such lesser number of years as the Executive has been employed by the Company) of the Company immediately prior to the Termination Date (the “Severance Amount”);

(ii) At the time when annual bonuses are paid to the Company’s other senior executives for the fiscal year of the Company in which the Date of Termination occurs, but in no event later than the later of (a) the 15th day of the third month following the Executive’s taxable year which includes the Date of Termination, and (b) the 15th day of the third month following the Company’s taxable year which includes the Date of Termination, the Executive shall be paid an Annual Bonus in an amount equal to the product of (x) the amount of the Annual Bonus to which the Executive would have been entitled if the Executive’s employment had not been terminated, and (y) a fraction, the numerator of which is the number of days in such fiscal year through the Date of Termination and the denominator of which is the total number of days in such fiscal year (a “Pro-Rated Annual Bonus”);

(iii) Any unvested shares of the Restricted Stock shall become immediately vested in full;

(iv) For a period of years equal to the Severance Multiple, the Company shall continue to provide the Executive and the Executive’s eligible family members with group health insurance coverage at least equal to that which would have been provided to them if the Executive’s employment had not been terminated; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer’s plans, the

Company’s obligations under this Section 4(a)(iv) shall be reduced to the extent comparable coverage is actually provided to the Executive and the Executive’s eligible family members, and any such coverage shall be reported by the Executive to the Company.

(v) For a period of not more than one year following the Date of Termination, the Company shall, at its sole expense and on an as-incurred basis, provide the Executive with outplacement services the scope and provider of which shall be reasonable and consistent with industry practice for similarly situated executives; and

(vi) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any vested benefits and other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliates (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”).

Notwithstanding the foregoing, it shall be a condition to the Executive’s right to receive the amounts provided for in Sections 4(a)(i)(B) and 4(a)(ii), (iii), (iv) and (v) above that the Executive execute, deliver to the Company and not revoke a release of claims in substantially the form attached hereto as Exhibit D.

(b) For Cause or Without Good Reason. If the Executive’s employment shall be terminated by the Company for Cause or by the Executive without Good Reason during the Employment Period, the Company shall have no further obligations to the Executive under this Agreement other than pursuant to Sections 7 and 8 hereof, and the obligation to pay to the Executive the Accrued Obligations.

(c) Death or Disability. If the Executive’s employment is terminated by reason of the Executive’s death or Disability during the Employment Period:

(i) The Accrued Obligations shall be paid to the Executive’s estate or beneficiaries or to the Executive, as applicable, in cash within 30 days of the Date of Termination;

(ii) 100% of the Executive’s annual Base Salary, as in effect on the Date of Termination, shall be paid to the Executive’s estate or beneficiaries or to the Executive, as applicable, in cash within 30 days following the Date of Termination;

(iii) The Pro-Rated Annual Bonus shall be paid to the Executive’s estate or beneficiaries or to the Executive, as applicable, at the time when annual bonuses are paid to the Company’s other senior executives for the fiscal year of the Company in which the Date of Termination occurs, but in no event later than the later of (a) the 15th day of the third month following the Executive’s taxable year which includes the Date of Termination, and (b) the 15th day of the third month following the Company’s taxable year which includes the Date of Termination;

(iv) For a period of twelve months following the Date of Termination, the Executive and the Executive’s eligible family members shall continue to be provided with group health insurance coverage at least equal to that which would have been provided to them if the Executive’s employment had not been terminated; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer’s plans, the Company’s obligations under this Section 4(c)(iv) shall be reduced to the extent comparable coverage is actually provided to the Executive and the Executive’s eligible family members, and any such coverage shall be reported by the Executive to the Company; and

(v) The Other Benefits shall be paid or provided to the Executive on a timely basis.

(d)  Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payments or benefits payable under Section 4 or 5 hereof, shall be paid to the Executive during the 6-month period following the Executive’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”)) if the Company determines that paying such amounts at the time or times indicated in this Agreement would cause Executive to incur additional taxes under Section 409A of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such 6-month period, the Company shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such 6-month period.

5. Termination Upon a Change in Control. If a Change in Control (as defined herein) occurs during the Employment Period and the Executive’s employment is terminated (a) by the Company without Cause or by the Executive for Good Reason, in each case within two (2) years after the effective date of the Change in Control or (b) provided that the Executive remains continuously employed by the Company through the one year anniversary of the effective date of the Change in Control (the “CIC Anniversary Date”), by the Executive for any reason on or within 30 days after the CIC Anniversary Date (a “Change in Control Resignation”), then the Executive shall be entitled to the payments and benefits provided in Section 4(a) hereof, subject to the terms and conditions thereof, except that for purposes of this Section 5, the Severance Multiple shall equal two (2), and, in the event of a Change in Control Resignation, the Severance Amount and the Pro-Rated Annual Bonus shall be paid to the Executive no later than the later of (a) the 15th day of the third month following the Executive’s taxable year in which the CIC Anniversary Date occurs, and (b) the 15th day of the third month following the Company’s taxable year in which the CIC Anniversary Date occurs. In addition, in the event of such a termination of the Executive’s employment, all outstanding stock options, restricted stock and other equity awards granted to the Executive under any of the Company’s equity incentive plans (or awards substituted therefore covering the securities of a successor company), other than the Performance Award, shall become immediately vested and exercisable in full. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following events:

(i) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the REIT that represent 35% or more of the combined voting power of the REIT’s then outstanding voting securities, other than

(A) an acquisition of securities by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the REIT or any person controlled by the REIT or by any employee benefit plan (or related trust) sponsored or maintained by the REIT or any person controlled by the REIT, or

(B) an acquisition of securities by the REIT or a corporation owned, directly or indirectly, by the stockholders of the REIT in substantially the same proportions as their ownership of the stock of the REIT, or

(C) an acquisition of securities pursuant to a transaction described in clause (iii) below that would not be a Change in Control under clause (iii), or

(D) any direct or indirect acquisition of securities by Robert F. Maguire III or his family, or any entity controlled thereby;

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this clause (i): an acquisition of the REIT’s securities by the REIT which causes the REIT’s voting securities beneficially owned by a person or group to represent 35% or more of the combined voting power of the REIT’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 35% or more of the combined voting power of the REIT’s then outstanding voting securities by reason of share acquisitions by the REIT as described above and shall, after such share acquisitions by the REIT, become the beneficial owner of any additional voting securities of the REIT, then such acquisition shall constitute a Change in Control;

(ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election by the REIT’s shareholders, or nomination for election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) the consummation by the REIT (whether directly involving the REIT or indirectly involving the REIT through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the REIT’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction

(A) which results in the REIT’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the REIT or the person that, as a result of the transaction, controls, directly or indirectly, the REIT or owns, directly or indirectly, all or substantially all of the REIT’s assets or otherwise succeeds to the business of the REIT (the REIT or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the REIT prior to the consummation of the transaction; or

(iv) approval by the REIT’s shareholders of a liquidation or dissolution of the REIT.

For purposes of clause (i) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the REIT’s shareholders, and for purposes of clause (iii) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the REIT’s shareholders.

6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

7. Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as expressly provided, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred (within 30 days following the Company’s receipt of an invoice from the Executive), to the full extent permitted by law, all reasonable legal fees and expenses which the Executive or his beneficiaries may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive or his beneficiaries about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. The preceding sentence shall not apply with respect to any such contest if the court having jurisdiction over such contest determines that the Executive’s claim in such contest is frivolous or maintained in bad faith.

8. Certain Additional Payments by the Company.

(a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment (as defined below) would be subject to the Excise Tax (as defined below), then the Executive shall be entitled to receive an additional payment (the “Excise Tax Gross-Up Payment”) in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Excise Tax Gross-Up Payment, the Executive retains an amount of the Excise Tax Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Executive is entitled to the Excise Tax Gross-Up Payment, but that the Parachute Value (as defined below) of all Payments does not exceed 110% of the Safe Harbor Amount (as defined below), then no Excise Tax Gross-Up Payment shall be made to the Executive and the amounts payable under this Agreement shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the payments under Section 4(a)(i) hereof, unless an alternative method of reduction is elected by the Executive, and in any event shall be made in such a manner as to maximize the Value (as defined below) of all Payments actually made to the Executive. For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amount payable under this Agreement would not result in a reduction of the Parachute Value of all Payments to the Safe Harbor Amount, no amounts payable under the Agreement shall be reduced pursuant to this Section 8(a). The Company’s obligation to make Excise Tax Gross-Up Payments under this Section 8 shall not be conditioned upon the Executive’s termination of employment.

(b) Subject to the provisions of Section 8(c) hereof, all determinations required to be made under this Section 8, including whether and when an Excise Tax Gross-Up Payment is required, the amount of such Excise Tax Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by such nationally recognized accounting firm as may be selected by the Company and reasonably acceptable to the Executive

(the “Accounting Firm”); provided, that the Accounting Firm’s determination shall be made based upon “substantial authority” within the meaning of Section 6662 of the Code. The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Excise Tax Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, unless the Company obtains an opinion of outside legal counsel, based upon at least “substantial authority” within the meaning of Section 6662 of the Code, reaching a different determination, in which event such legal opinion shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Excise Tax Gross-Up Payments that will not have been made by the Company should have been made (the “Underpayment”), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Section 8(c) hereof and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

(c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Excise Tax Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than 10 business days after the Executive is informed in writing of such claim. The Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

(i) give the Company any information reasonably requested by the Company relating to such claim,

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(iii) cooperate with the Company in good faith in order effectively to contest such claim, and

(iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which the Excise Tax Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d) If, after the receipt by the Executive of an Excise Tax Gross-Up Payment, the Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Excise Tax Gross-Up Payment relates, the Executive shall (subject to the Company’s complying with the requirements of Section 8(c) hereof, if applicable) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

(e) Notwithstanding any other provision of this Section 8, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Excise Tax Gross-Up Payment, and the Executive hereby consents to such withholding.

(f) Any other liability for unpaid or unwithheld Excise Taxes shall be borne exclusively by the Company, in accordance with Section 3403 of the Code. The foregoing sentence shall not in any manner relieve the Company of any of its obligations under this Employment Agreement.

(g) Definitions. The following terms shall have the following meanings for purposes of this Section 8:

(i) “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

(ii) “Parachute Value” of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the

Code, as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

(iii) A “Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise.

(iv) The “Safe Harbor Amount” shall mean 2.99 times the Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.

(v) “Value” of a Payment shall mean the economic present value of a Payment as of the date of the change of control for purposes of Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.

9. Confidential Information and Non-Solicitation.

(a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the REIT, the Operating Partnership, Maguire Services, Inc., a Maryland corporation, and their respective subsidiaries and affiliates (collectively, the “Maguire Group”), and each of their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it; provided, that if the Executive receives actual notice that the Executive is or may be required by law or legal process to communicate or divulge any such information, knowledge or data, the Executive shall promptly so notify the Company.

(b) While employed by the Company and, for two (2) years after the Termination Date, the Executive shall not directly or indirectly solicit, induce, or encourage any employee, consultant, agent, customer, vendor, or other parties doing business with any member of the Maguire Group to terminate their employment, agency, or other relationship with the Maguire Group or such member or to render services for or transfer their business from the Maguire Group or such member and the Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

(c) In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. However, in recognition of the facts that irreparable injury will result to the Company in the event of a breach by the Executive of his obligations under Sections 9(a) and (b) of this Agreement, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor, the Executive acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by the Executive.

10. Successors.

(a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

11. Payment of Financial Obligations. The payment or provision to the Executive by the Company of any remuneration, benefits or other financial obligations pursuant to this Agreement shall be allocated to the Operating Partnership, the REIT and, if applicable, any subsidiary and/or affiliate thereof in accordance with the Employee Sharing and Expense Allocation Agreement, by and between the REIT, the Operating Partnership, and Maguire Services, Inc., as in effect from time to time.

12. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b) Arbitration. Except as set forth in Section 9(c) above, any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in Los Angeles, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In

the event of such an arbitration proceeding, the Executive and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event the Executive and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither the Executive nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive: at the Executive’s most recent address on the records of the Company,

If to the REIT or the Operating Partnership:

Maguire Properties, Inc.
1733 Ocean Avenue, Suite 400
Santa Monica, CA 90401
Attn: Chief Executive Officer

with a copy to:

Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071
Attn: Martha B. Jordan, Esq.

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(d) Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Exchange Act and the rules and regulations promulgated thereunder, then such transfer or deemed transfer shall not be made to the extent necessary or appropriate so as not to violate the Exchange Act and the rules and regulations promulgated thereunder.

(e)  Section 409A of the Code. The compensation and benefits payable under this Agreement are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. However, notwithstanding any provision of this Agreement to the contrary, if at any time the Company determines that any such compensation or benefits payable under this Agreement may be subject to Section 409A of the Code, this Agreement shall be deemed to incorporate the terms and conditions required by Section 409A of the Code and Department of Treasury regulations promulgated thereunder. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. If the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A of the Code and related Department of Treasury guidance, the Company may in its sole discretion adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

(f)  Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(g) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. In addition, notwithstanding any other provision of this Agreement, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Excise Tax Gross-Up Payment, and the Executive hereby consents to such withholding.

(h) No Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(i) Entire Agreement. As of the Effective Date, this Agreement, together with the Common Stock Award Agreement, the Restricted Stock Agreement, the Performance Award Agreement and the Indemnification Agreement, constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, between the parties concerning the subject matter hereof.

(j) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

MAGUIRE PROPERTIES, INC.,
a Maryland corporation

By:/s/ Robert F. Maguire III
Name: Robert F. Maguire III
Title: Chief Executive Officer

MAGUIRE PROPERTIES, L.P.,
a Maryland limited partnership

By: Maguire Properties, Inc.
Its: General Partner

By:/s/ Robert F. Maguire III
Name: Robert F. Maguire III
Title: Chief Executive Officer

“EXECUTIVE”

/s/ Paul S. Rutter
Paul S. Rutter

Exhibit A

COMMON STOCK AWARD AGREEMENT

STOCK AWARD AGREEMENT

THIS STOCK AWARD AGREEMENT (this “Agreement”) is made effective as of ___________, 2006, between Maguire Properties, Inc., a Maryland corporation (the “Company”), Maguire Properties, L.P., a Maryland limited partnership (the “Employer”), and Paul S. Rutter (the “Stockholder”).

WHEREAS, the Company has established the Amended and Restated 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P. (the “Plan”);

WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, the Plan provides for the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), subject to the terms therein;

WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue the Common Stock provided for herein to the Stockholder (the “Stock Award”) as an inducement to enter into or remain in the service of the Employer, the Company, Maguire Properties Services, Inc. (the “Services Company”), or any Subsidiary, and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officer to issue said Common Stock; and

WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

AWARD OF COMMON STOCK

Section 1.1 - Award of Common Stock

For good and valuable consideration, on the date hereof the Company hereby issues to the Stockholder, and the Stockholder hereby purchases from the Company, ____________ shares of Common Stock upon the terms and conditions set forth in this Agreement. The purchase price of the shares of Common Stock to be purchased by the Stockholder pursuant to this Agreement shall be $0.01 per share without commission or other charge.

Notwithstanding anything to the contrary anywhere else in this Agreement, the Stock Award is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

Section 1.2 - Consideration to Company

In consideration for the issuance of the Stock Award by the Company, the Stockholder agrees to render faithful and efficient services to the Employer, the Company, the Services Company, or any Subsidiary (as applicable), with such duties and responsibilities as shall from time to time be prescribed. Nothing in this Agreement or in the Plan shall confer upon the Stockholder any right to continue in the service of the Employer, the Company, the Services Company, or any Subsidiary or shall interfere with or restrict in any way the rights of the Employer, the Company, the Services Company, or any Subsidiary, which are hereby expressly reserved, to discharge the Stockholder at any time for any reason whatsoever, with or without cause.

ARTICLE II.

FULLY VESTED AWARD

Section 2.1 - Fully Vested Award

The Stock Award shall be fully vested with respect to all shares of Common Stock subject thereto as of the date hereof.

ARTICLE III.

MISCELLANEOUS

Section 3.1 - Holding Period and Additional Restrictions as to Ownership and Transfer

(a) Notwithstanding any provision of this Agreement to the contrary, in the event that the purchase of the Common Stock subject to the Stock Award is not exempt under Section 16 of the Exchange Act on the date on which such Common Stock is purchased, such Common Stock may not be sold, assigned or otherwise transferred or exchanged until at least six months and one day have elapsed from the date on which such Common Stock was purchased.

(b) The Common Stock subject to the Stock Award shall be subject to the restrictions on ownership and transfer set forth in the Articles of Incorporation of the Company.

Section 3.2 - Conditions to Issuance of Stock Certificates

The Common Stock subject to the Stock Award may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. Neither the Company nor the Employer shall be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax to the Company or the Employer, as applicable.

Section 3.3 - Ownership Limit and REIT Status.

Notwithstanding anything contained herein, the shares of Common Stock subject to the Stock Award shall not be issued to the Stockholder:

(a) to the extent such issuance could cause the Stockholder to be in violation of the Ownership Limit; or

(b) if, in the discretion of the Administrator, such issuance could impair the Company’s status as a REIT.

Section 3.4 - Notices

Any notice to be given by the Stockholder under the terms of this Agreement shall be addressed to the Secretary of the Company. Any notice to be given to the Stockholder shall be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Stockholder shall, if the Stockholder is then deceased, be given to the Stockholder’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 3.4. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above.

Section 3.5 - Rights as Stockholder

The Stockholder shall have all the rights of a stockholder with respect to the Common Stock subject to the Stock Award, including the right to vote such Common Stock and the right to receive all dividends or other distributions paid or made with respect to such Common Stock.

Section 3.6 - Conformity to Securities Laws

The Stockholder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Stock Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.7 - Amendments

This Agreement and the Plan may be amended without the consent of the Stockholder; provided, however, that no such amendment shall, without the consent of the Stockholder, impair any rights of the Stockholder under this Agreement.

Section 3.8 - Tax Withholding

The Company or the Employer, as applicable, shall be entitled to require payment in cash or deduction from other compensation payable to the Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance or payment of the Common Stock subject to the Stock Award. The Committee may in its discretion and in satisfaction of the foregoing requirement allow the Stockholder to elect to have the Company or the Employer, as applicable, withhold shares of Common Stock otherwise issuable under the Stock Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Common Stock which may be withheld with respect to the issuance or payment of the Common Stock subject to the Stock Award in order to satisfy the Stockholder’s federal and state income and payroll tax liabilities with respect to the issuance or payment of such Common Stock shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

Section 3.9 - Governing Law

This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

MAGUIRE PROPERTIES, INC.,
a Maryland corporation

By:  _____________________________
Name:
Title:

MAGUIRE PROPERTIES, L.P.,
a Maryland limited partnership

By: Maguire Properties, Inc., a Maryland  corporation
Its: General Partner

By:  _____________________________
Name:
Title:

STOCKHOLDER

_____________________________
Paul S. Rutter
Address:

Taxpayer Identification Number: _______________

Exhibit B

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made effective as of __________, 2006, between Maguire Properties, Inc., a Maryland corporation (the “Company”), Maguire Properties, L.P., a Maryland limited partnership (the “Employer”), and Paul S. Rutter (the “Restricted Stockholder”).

WHEREAS, the Company has established the Amended and Restated 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P. (the “Plan”);

WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, the Plan provides for the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), subject to certain restrictions thereon (“Restricted Stock”);

WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue the Restricted Stock provided for herein to the Restricted Stockholder as an inducement to enter into or remain in the service of the Employer, the Company, Maguire Properties Services, Inc. (the “Services Company”), or any Subsidiary, and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Stock; and

WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

AWARD OF RESTRICTED STOCK

Section 1.1 - Award of Restricted Stock

For good and valuable consideration, on the date hereof the Company hereby issues to the Restricted Stockholder, and the Restricted Stockholder hereby purchases from the Company, ____________ shares of Common Stock upon the terms and conditions set forth in this Agreement. The purchase price of the shares of Common Stock to be purchased by the Restricted Stockholder pursuant to this Agreement shall be $0.01 per share without commission or other charge.

Notwithstanding anything to the contrary anywhere else in this Agreement, the Restricted Stock is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

Section 1.2 - Consideration to Company

In consideration for the issuance of Restricted Stock by the Company, the Restricted Stockholder agrees to render faithful and efficient services to the Employer, the Company, the Services Company, or any Subsidiary (as applicable), with such duties and responsibilities as shall from time to time be prescribed. Nothing in this Agreement or in the Plan shall confer upon the Restricted Stockholder any right to continue in the service of the Employer, the Company, the Services Company, or any Subsidiary or shall interfere with or restrict in any way the rights of the Employer, the Company, the Services Company, or any Subsidiary, which are hereby expressly reserved, to discharge the Restricted Stockholder at any time for any reason whatsoever, with or without cause.

ARTICLE II.

RESTRICTIONS

Section 2.1 - Repurchase of Restricted Stock

Immediately upon the Restricted Stockholder’s Termination of Employment, Termination of Directorship or Termination of Consultancy (as applicable) for any reason, the Company or the Employer shall have the right to repurchase from the Restricted Stockholder any or all shares of Restricted Stock then subject to Restrictions at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that provision may be made by the Committee in its sole and absolute discretion that no such right of repurchase shall exist in the event of:

(a) The Restricted Stockholder’s Termination of Employment, Termination of Directorship or Termination of Consultancy without cause or because of the Restricted Stockholder’s death, disability or retirement; or

(b) The Restricted Stockholder’s Termination of Employment, Termination of Directorship or Termination of Consultancy following a Change in Control.

Section 2.2 - Forfeiture of Restricted Stock

If no consideration was paid by the Restricted Stockholder upon issuance of the Restricted Stock, immediately upon the Restricted Stockholder’s Termination of Employment, Termination of Directorship or Termination of Consultancy, the Restricted Stockholder shall forfeit any and all shares of Restricted Stock then subject to Restrictions and the Restricted Stockholder’s rights in any Restricted Stock then subject to Restrictions shall lapse; provided, however, that provision may be made by the Committee in its sole and absolute discretion that no such forfeiture shall exist in the event of:

(a) The Restricted Stockholder’s Termination of Employment, Termination of Directorship or Termination of Consultancy without cause or because of the Restricted Stockholder’s death, disability or retirement; or

(b) The Restricted Stockholder’s Termination of Employment, Termination of Directorship or Termination of Consultancy following a Change in Control.

For purposes of this Agreement, the term “Restrictions” shall mean the exposure to repurchase set forth in Section 2.1 hereof and to forfeiture set forth in this Section 2.2 and the restrictions on sale or other transfer set forth in Sections 2.5 and 2.6.

Section 2.3 - Legend

Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all Restrictions lapse and new certificates are issued pursuant to Section 2.4(c) hereof, bear the following legend or legend substantially similar thereto:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE, REACQUISITION AND CERTAIN RESTRICTIONS ON TRANSFERABILITY UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN MAGUIRE PROPERTIES, INC., MAGUIRE PROPERTIES, L.P. AND THE REGISTERED OWNER OF SUCH SECURITIES, AND SUCH SECURITIES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

Section 2.4 - Lapse of Restrictions

(a) Subject to paragraph (b) below and to Sections 2.1, 2.2 and 3.4 hereof, the Restrictions shall lapse in cumulative installments as follows (each such date, a “Vesting Date”):

(i) The Restrictions shall lapse with respect to twenty percent (20%) of the shares of the Restricted Stock on the first anniversary of the date hereof;

(ii) The Restrictions shall lapse with respect to twenty percent (20%) of the shares of the Restricted Stock on the second anniversary of the date hereof;

(iii) The Restrictions shall lapse with respect to twenty percent (20%) of the shares of the Restricted Stock on the third anniversary of the date hereof;

(iv) The Restrictions shall lapse with respect to twenty percent (20%) of the shares of the Restricted Stock on the fourth anniversary of the date hereof; and

(v) The Restrictions shall lapse with respect to twenty percent (20%) of the shares of the Restricted Stock on the fifth anniversary of the date hereof.

(b) Notwithstanding the foregoing, in the event of the Restricted Stockholder’s Termination of Employment by the Company without Cause or by the Restricted Stockholder for Good Reason or pursuant to a Change in Control Resignation (each as defined in that certain Employment Agreement, dated as of __________, 2006, between the Company and the Restricted Stockholder, as amended from time to time, and referred to hereinafter as the “Employment Agreement”), the Restrictions shall thereupon lapse with respect to all of the shares of the Restricted Stock.

(c) Upon the lapse of the Restrictions, the Company shall cause new certificates to be issued with respect to such shares and delivered to the Restricted Stockholder or his or her legal representative, free from the legend provided for in Section 2.3 hereof and any of the other Restrictions. Notwithstanding the foregoing, no such new certificate shall be delivered to the Restricted Stockholder or his or her legal representative unless and until the Restricted Stockholder or his or her legal representative shall have paid to the Company or the Employer, as applicable, in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of the Restricted Stockholder resulting from the grant of Restricted Stock or the lapse of the Restrictions.

Section 2.5 - Restricted Stock Not Transferable

Until the Restrictions hereunder lapse or expire pursuant to this Agreement, neither the Restricted Stock (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Restricted Stockholder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, subject to the Ownership Limit (as defined in the Articles of Incorporation of the Company), this Section 2.5 shall not prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

Section 2.6 - Restrictions on New Shares

In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of capital stock or other securities of the Company or of another corporation by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, such new or additional or different shares or securities which are issued upon conversion of or in exchange or substitution for shares of Restricted Stock which are then subject to Restrictions shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Committee provides for the expiration of the Restrictions on the shares of Restricted Stock underlying the distribution of the new or additional or different shares or securities.

Section 2.7 - Section 83(b)

The Restricted Stockholder covenants that he or she will not make an election under Section 83(b) of the Code with respect to the receipt of any share of Restricted Stock without the consent of the Company, which the Company may grant or withhold in its sole discretion.

ARTICLE III.

MISCELLANEOUS

Section 3.1 - Holding Period and Additional Restrictions as to Ownership and Transfer

(a) Notwithstanding any provision of this Agreement to the contrary, in the event that the purchase of the Restricted Stock is not exempt under Section 16 of the Exchange Act on the date on which the Restricted Stock is granted, the Restricted Stock may not be sold, assigned or otherwise transferred or exchanged until at least six months and one day have elapsed from the date on which the Restricted Stock was granted.

(b) The Restricted Stock (whether or not the Restrictions have lapsed with respect to such Restricted Stock) shall be subject to the restrictions on ownership and transfer set forth in the Articles of Incorporation of the Company.

Section 3.2 - Conditions to Issuance of Stock Certificates

Shares of Restricted Stock may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. Neither the Company nor the Employer shall be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax to the Company or the Employer, as applicable.

Section 3.3 - Escrow

(a) The Restricted Stockholder hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the shares of Restricted Stock which are subject to the Restrictions from the Restricted Stockholder to the Company or the Employer, as applicable, in the event of repurchase of such shares by the Company or the Employer pursuant to Section 2.1 or forfeiture of such shares pursuant to Section 2.2.

(b) To insure the availability for delivery of the Restricted Stock upon repurchase pursuant to Section 2.1 or forfeiture pursuant to Section 2.2, the Restricted Stockholder hereby appoints the Secretary, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such shares, if any, repurchased or forfeited pursuant to this Agreement and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Restricted Stock, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A. The Restricted Stock and stock assignment shall be held by the Secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and the Restricted Stockholder attached hereto as Exhibit B, until all of the Restrictions expire or shall have been removed. As a further condition to the Company’s and the Employer’s obligations under this Agreement, the spouse of the Restricted Stockholder, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit C. Upon the lapse of the Restrictions on the Restricted Stock, the escrow agent shall promptly deliver to the Restricted Stockholder the certificate or certificates representing such shares in the escrow agent’s possession belonging to the Restricted Stockholder, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Restricted Stock in escrow and while acting in good faith and in the exercise of its judgment.

Section 3.4 - Ownership Limit and REIT Status.

Notwithstanding anything contained herein, the Restrictions on the Restricted Stock shall not lapse:

(a) to the extent the lapsing of such Restrictions could cause the Restricted Stockholder to be in violation of the Ownership Limit; or

(b) if, in the discretion of the Administrator, the lapsing of such Restrictions could impair the Company’s status as a REIT.

Section 3.5 - Notices

Any notice to be given by the Restricted Stockholder under the terms of this Agreement shall be addressed to the Secretary of the Company. Any notice to be given to the

Restricted Stockholder shall be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Restricted Stockholder shall, if Restricted Stockholder is then deceased, be given to the Restricted Stockholder’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 3.5. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above.

Section 3.6 - Rights as Stockholder

Except as otherwise provided herein, upon the delivery of Restricted Stock to the escrow holder pursuant to Section 3.3 hereof, the holder of the Restricted Stock shall have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Restricted Stock that is subject to the Restrictions shall also be subject to the Restrictions.

Section 3.7 - Conformity to Securities Laws

The Restricted Stockholder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Stock shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.8 - Amendments

This Agreement and the Plan may be amended without the consent of the Restricted Stockholder; provided, however, that no such amendment shall, without the consent of the Restricted Stockholder, impair any rights of the Restricted Stockholder under this Agreement.

Section 3.9 - Tax Withholding

The Company or the Employer, as applicable, shall be entitled to require payment in cash or deduction from other compensation payable to the Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of the Restricted Stock. The Committee may in its discretion and in satisfaction of the foregoing requirement allow the Restricted Stockholder to elect to have the Company or the Employer, as applicable, withhold shares of Common Stock otherwise issuable under such award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting or payment of the Restricted Stock (or which may be repurchased from the Restricted Stockholder within six months after such shares of Common Stock were acquired by the Restricted Stockholder from the Company or the Employer) in order to satisfy the Restricted Stockholder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting or payment of the Restricted Stock shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

Section 3.10 - Governing Law

This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

Section 3.11 - Stop Transfer Instructions

To ensure compliance with the Restrictions, the Company may issue appropriate “stop transfer” instructions to its transfer agent with respect to the Restricted Stock.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

MAGUIRE PROPERTIES, INC.,
a Maryland corporation

By:  /s/ Robert F. Maguire III______________
Name: Robert F. Maguire III
Title:  Chairman and Chief Executive Officer

MAGUIRE PROPERTIES, L.P.,
a Maryland limited partnership

By: Maguire Properties, Inc., a Maryland  corporation
Its: General Partner

By:  /s/ Robert F. Maguire III______________
Name: Robert F. Maguire III
Title: Chairman and Chief Executive Officer

RESTRICTED STOCKHOLDER

/s/ Paul S. Rutter________________
Paul S. Rutter
Address:

Taxpayer Identification Number: _______________

EXHIBIT A TO RESTRICTED STOCK AGREEMENT
STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE(S)

FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto Maguire Properties, Inc., a Maryland corporation (the “Company”), pursuant to the repurchase right under that certain Restricted Stock Agreement, dated _______________ by and between the undersigned, the Company and Maguire Properties, L.P., a Maryland limited partnership (the “Agreement”), _______________ (_______________) shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No(s). _______________ and does hereby irrevocably constitute and appoint the Company’s Secretary to transfer said Common Stock on the books of the Company with full power of substitution in the premises.

This Stock Assignment Separate from Certificate(s) may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s repurchase option under the Agreement.

Dated: __________________   ______________________________________
(Signature)

______________________________________
(Print Name)

(Instruction: Please do not fill in any blanks other than the “Signature” line and the “Print Name” line.)

EXHIBIT B TO RESTRICTED STOCK AGREEMENT
JOINT ESCROW INSTRUCTIONS

Maguire Properties, Inc.
555 West Fifth Street, Suite 5000
Los Angeles, CA 90013-1010
Attn: ____________

Dear ____________:

As Escrow Agent for Maguire Properties, Inc. (the “Company”) and the undersigned purchaser of Common Stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (“Agreement”), dated ________, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:

1. In the event of repurchase of any shares by the Company or the Purchaser’s employer pursuant to Section 2.1 of the Agreement or forfeiture of such shares pursuant to Section 2.2 of the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of Common Stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of Common Stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) of the number of shares of Common Stock being purchased or forfeited.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Common Stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as the Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4. This escrow shall terminate upon expiration or exercise in full of the Restrictions described in the Agreement, whichever occurs first.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Purchaser hereby confirms the appointment of such successor or successors as the Purchaser’s attorney-in-fact and agent to the full extent of your appointment.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party at the addresses set forth on the signature pages hereto or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

15. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16. You shall be entitled to employ such legal counsel and other experts (including without limitation the firm of Latham & Watkins LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

17. These Joint Escrow Instructions shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

18. These Joint Escrow Instructions shall be governed by and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, these Joint Escrow Instructions have been executed and delivered by the parties hereto.

MAGUIRE PROPERTIES, INC.,
a Maryland corporation

By: _____________________________
Name:
Title:

Address:
555 West Fifth Street, Suite 5000
Los Angeles, CA 90013-1010
PURCHASER

By:  _____________________________
[name]
Address:
______________________________
______________________________
ACKNOWLEDGED AND AGREED:

ESCROW AGENT

By:
Print Name:
Title:

Address:
______________________________
______________________________

EXHIBIT C TO RESTRICTED STOCK AGREEMENT

CONSENT OF SPOUSE

I, ____________________, spouse of ____________, have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of Maguire Properties, Inc. as set forth in the Restricted Stock Agreement (the “Agreement”), I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital prop-erty in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ___________________
By: _____________________________

Print Name: _____________________________

Exhibit C

PERFORMANCE AWARD AGREEMENT

PERFORMANCE AWARD AGREEMENT

THIS PERFORMANCE AWARD AGREEMENT (this “Agreement”) is made effective as of _____________, 2006, between Maguire Properties, Inc., a Maryland corporation (the “Company”), Maguire Properties, L.P., a Maryland limited partnership (the “Partnership”) and Paul S. Rutter (the “Grantee”).

WHEREAS, the Company maintains the Amended and Restated 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P. (the “Plan”);

WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, the Plan provides for the issuance of performance or incentive awards that may be paid in cash, Common Stock or a combination of both (a “Performance Award”);

WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue the Performance Award provided for herein to the Grantee as an inducement to enter into or remain in the service of the Company, the Partnership, the Services Company or any Subsidiary, and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officer to issue said Performance Award;

WHEREAS, certain capitalized terms used herein are defined in Section 12 below; and

WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Grant of Performance Award.

(a) For good and valuable consideration, effective as of the date hereof (the “Grant Date”), the Company hereby grants to the Grantee the Performance Award upon the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary anywhere else in this Agreement, the Performance Award is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

(b) The Performance Award represents a potential incentive bonus that may become vested and earned based upon the Grantee’s continued employment and the achievement of the performance goals set forth in Section 2 hereof. The actual amount of the Performance Award, if any, will be based on the Grantee’s vested interest in a portion of the Performance Award Pool. The Grantee’s right in the Performance Award represents a mere unfunded and unsecured contingent promise to pay by the Company or the Partnership, as applicable. Neither the Performance Award nor any interest therein may be transferred, assigned, alienated or anticipated.

2. Vesting of Performance Award.

(a) Provided that the Grantee remains continuously employed by the Company, the Partnership, the Services Company or any Subsidiary until the applicable vesting date set forth below (each, a “Vesting Date”), the Performance Award shall become vested and payable as follows:

(i) In the event that the Company achieves a compound annual Total Shareholder Return equivalent to at least 15% during the period commencing on April 1, 2005 and ending on March 31, 2008 (the “Three Year TSR Target”), the Performance Award shall become vested as of March 31, 2008 with respect to a dollar amount equal the product of (x) the amount of the Performance Award Pool, calculated as of such date, multiplied by (y) the Grantee’s Performance Award Percentage;

(ii) In the event that the Company does not achieve the Three Year TSR Target but achieves a compound annual Total Shareholder Return equivalent to at least 12% during the period commencing on April 1, 2005 and ending on March 31, 2009 (the “Four Year TSR Target”), the Performance Award shall become vested as of March 31, 2009 with respect to a dollar amount equal the product of (x) the amount of the Performance Award Pool, calculated as of such date, multiplied by (y) the Grantee’s Performance Award Percentage; and

(iii) In the event that the Company does not achieve the Three Year TSR Target or the Four Year TSR Target but achieves a compound annual Total Shareholder Return equivalent to at least 9% during the period commencing on April 1, 2005 and ending on March 31, 2010 (the “Five Year TSR Target”), the Performance Award shall become vested as of March 31, 2010 with respect to a dollar amount equal the product of (x) the amount of the Performance Award Pool, calculated as of such date, multiplied by (y) the Grantee’s Performance Award Percentage.

(iv) Notwithstanding the foregoing, in the event that the Company achieves the Three Year TSR Target and/or the Four Year TSR Target, and the Company subsequently achieves the Four Year TSR Target and/or the Five Year TSR Target, as applicable, the Performance Award shall become vested as of the applicable subsequent Vesting Date with respect to an additional amount equal to the excess, if any, between (x) the dollar amount of the Performance Award that would have become vested as of such subsequent Vesting Date pursuant to paragraph (ii) or (iii) above had the Three Year TSR Target and the Four Year TSR Target, as applicable, not previously been achieved, and (y) the dollar amount of the Performance Award that has previously become vested pursuant to paragraph (i) and/or (ii) above, as applicable.

(b) Notwithstanding the foregoing, if (1) a Change in Control occurs prior to March 31, 2010 and the Grantee remains continuously employed by the Company, the Partnership, the Services Company or any Subsidiary until the date of such Change in Control

(the “Change in Control Date”), and (2) the Company achieves a compound annual Total Shareholder Return equivalent to at least 9% during the period commencing on April 1, 2005 and ending on the Change in Control Date, the Performance Award (determined as set forth below) shall become vested as of the Change in Control Date, and all obligations to the Grantee in respect of the Performance Award shall be satisfied in full upon payment thereof. The dollar amount of the Performance Award that shall become vested as of such date shall equal the product of (x) the amount of the Performance Award Pool, calculated as of such date, multiplied by (y) the Grantee’s Performance Award Percentage, less the dollar amount of any portion of the Performance Award that has previously become vested pursuant to Section 2(a) above. In determining the dollar amount of the Performance Award that shall become vested upon a Change in Control, the actual compound annual Total Shareholder Return greater than 9% for the period ending on the Change in Control Date shall be considered and not a hypothetical Three Year TSR Target, Four Year TSR Target, or Five Year TSR Target, even if the Change in Control occurs on or after the first, second, or third Vesting Date.

(c) Notwithstanding the foregoing, in the event of the Grantee’s Termination of Employment for any reason, then, to the extent the Performance Award (or a portion thereof) has not yet become vested under Section 2(a) or (b) above, the Grantee’s right to receive any portion of the Performance Award will thereupon be forfeited by the Grantee, and the Company will have no obligations to the Grantee with respect thereto.

3. Payment of Performance Award. Not later than 30 days after the applicable Vesting Date (or Change in Control Date, if applicable) with respect to which the Performance Award (or any portion thereof) has become vested, the Company or the Partnership will distribute the amount or value of such vested Performance Award (as determined under Section 2) to the Grantee in the form of shares of Common Stock, subject to the limits set forth in Article II of the Plan; provided, however, that in no event shall the number of shares of Common Stock distributed with respect to the Performance Award, when combined with the number of shares of Common Stock distributed with respect to all other similar Performance Awards granted under the Plan, exceed 3,000,000 shares (subject to adjustment as provided in Section 11.3 of the Plan); provided, further, that the Administrator, in its sole and absolute discretion, may elect to distribute some or all of such vested Performance Award in cash, and any portion of the Performance Award that is not distributed in the form of shares of Common Stock by reason of the limit set forth in this Section 3 or the limits set forth in Article II of the Plan shall be distributed in cash. With respect to any portion of the Performance Award that is satisfied by the distribution of shares of Common Stock, the value of such shares shall be equal to the Fair Market Value (as defined in the Plan) on the date the Performance Award (or portion thereof) became vested.

4. Determinations by Administrator. Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the vesting and calculation of the Performance Award (including, without limitation, determinations, interpretations and assumptions with respect to shareholder value, shareholder return and the Performance Award Pool) shall be made by the Administrator. In making such determinations, the Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Administrator, the Board, the Company, the Partnership and their officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator or the Board in good faith and absent manifest error shall be final and binding upon the Grantee, the Company and all other interested persons. In addition, the Administrator, in its discretion, may adjust or modify the methodology for calculating of the Performance Award (including, without limitation, the methodology for calculating shareholder value, shareholder return and the Performance Award Pool), other than the Performance Award Percentage, as necessary or desirable to account for events affecting the value of the Common Stock which, in the discretion of the Administrator, are not considered indicative of Company performance, such as the issuance of new Common Stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events, all in order to properly reflect the Company’s intent with respect to the performance objectives underlying the Performance Award or to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Performance Award.

5. No Rights as Stockholder. Provided that any portion of the Performance Award that becomes vested and payable is timely distributed in accordance with Section 3 above, the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares issued upon payment of the Performance Award (or any portion thereof) unless and until certificates representing such shares shall have been issued by the Company or the Partnership, as applicable, to the Grantee or unless and until such stock ownership is properly entered on the records of the duly authorized transfer agent of the Company.

6. Compliance With Law. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company or the Partnership, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Performance Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Performance Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

7. Amendment. This Agreement and the Plan may be amended without the consent of the Grantee; provided, however, that no amendment to this Agreement shall, without the consent of the Grantee, adversely affect or impair any rights of the Grantee under this Agreement

8. Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

9. Governing Law. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

10. Tax Withholding. The Company or the Partnership, as applicable, shall be entitled to require payment in cash or deduction from compensation (including the Performance Award) payable to the Grantee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, or payment of the Performance Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow the Grantee to elect to have the Company or the Partnership, as applicable, withhold shares of Common Stock otherwise issuable under the Performance Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting or payment of the Performance Award in order to satisfy the Grantee’s federal and state income and payroll tax liabilities with respect to the issuance, vesting or payment of the Performance Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income

11. No Tax Advice. Neither the Company nor the Partnership has made any warranty or representation to the Grantee with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Grantee is in no manner relying on the Company, the Partnership or any of their representatives for an assessment of such tax consequences. The Grantee is advised to consult with his or her own tax advisor with respect to such tax consequences and the issuance, vesting and payment of the Performance Award.

12. Certain Definitions. As used herein, the following terms shall have the meanings specified below, unless the context clearly indicates otherwise.

(a) “Base Price” means $23.91, which represents the average of the closing trading prices of a share of Common Stock on the New York Stock Exchange during the ten consecutive trading days ending on March 31, 2005.

(b) “Excess Shareholder Value” means the sum of (x) 50% of the Maguire Excess Shareholder Value, plus (y) 50% of the NAREIT Excess Shareholder Value.

(c) “Maguire Excess Shareholder Value” means, with respect to the total number of shares of Common Stock and limited partnership units of the Partnership outstanding as of the applicable Valuation Date, the aggregate positive dollar value, if any, of the compound annual Total Shareholder Return (as applied to such stock and units) for the applicable Performance Period in excess of a compound annual Total Shareholder Return equivalent to 9% for such Performance Period. A negative Maguire Excess Shareholder Value shall be disregarded for purposes of computing Excess Shareholder Value.

(d) “NAREIT Excess Shareholder Value” means, with respect to the total number of shares of Common Stock and limited partnership units of the Partnership outstanding as of the applicable Valuation Date, the aggregate positive dollar value, if any, of the compound annual Total Shareholder Return (as applied to such stock and units) for the applicable Performance Period in excess of the greater of (i) the corresponding compound annual shareholder return of the market-value weighted NAREIT Office Index for such Performance Period, assuming the reinvestment of dividends from the date of issue through the applicable Valuation Date, and (ii) a compound annual Total Shareholder Return equivalent to 9% for such Performance Period. A negative NAREIT Excess Shareholder Value shall be disregarded for purposes of computing Excess Shareholder Value.

(e) “NAREIT Office Index” means the composite of the stock price performance, including the reinvestment of dividends, of office real estate investment trusts as complied by the National Association of Real Estate Investment Trusts; provided, however, that the NAREIT Office Index shall not include the Company.

(f) “Performance Award Percentage” means 8%.

(g) “Performance Award Pool” means:

(i) 10% of the Excess Shareholder Value if the compound annual Total Shareholder Return for the applicable Performance Period equals or exceeds 15%;

(ii) 5% of the Excess Shareholder Value if the compound annual Total Shareholder Return for the applicable Performance Period is equal to or greater than 12% but less than 15%; and

(iii) 2.5% of the Excess Shareholder Value if the compound annual Total Shareholder Return for the applicable Performance Period is equal to or greater than 9% but less than 12%;

provided, however, that in no event shall the aggregate amount of the Performance Award Pool exceed $50,000,000 (or, in the event that more than one Performance Award payment becomes payable pursuant to Section 2 above, then in no event shall the sum of all Performance Award Pools exceed $50,000,000).

(h) “Performance Period” means the period beginning on April 1, 2005 and ending on the applicable Valuation Date.

(i) “Total Shareholder Return” means the percentage by which the Trailing Average Fair Market Value, as of the applicable Valuation Date, of a share of Common Stock outstanding as of April 1, 2005, increased or decreased, as applicable, by an amount that would be realized if all cash dividends paid on a share of Common Stock during the applicable Performance Period were reinvested in Common Stock on the applicable dividend payment date, exceeds the Base Price; provided, however, that for purposes of calculating the Total Shareholder Return in the event of a Change in Control under Section 2(b) above, Total Shareholder Return shall mean the percentage by which the price per share of Common Stock paid in connection with such Change in Control, increased by an amount that would be realized if all cash dividends paid on a share of Common Stock during the applicable Performance Period were reinvested in Common Stock on the applicable dividend payment date, exceeds the Base Price.

(j) “Trailing Average Fair Market Value” means the average of the closing trading prices of a share of Common Stock on the principal exchange on which such shares are then traded during the ten consecutive trading days ending on the applicable Valuation Date (or ending on the last trading day preceding such Valuation Date if the Valuation Date does not fall on a trading day).

(k) “Valuation Date” means, with respect to a given Performance Period, March 31, 2008, March 31, 2009, or March 31, 2010, as applicable; provided, however, that in the event of a Change in Control that occurs prior to March 31, 2010, the Valuation Date shall mean the Change in Control Date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

MAGUIRE PROPERTIES, INC.,
a Maryland corporation

By:  _____________________________
Name:
Title:

MAGUIRE PROPERTIES, L.P.,
a Maryland limited partnership

By: Maguire Properties, Inc., a Maryland  corporation
Its: General Partner

By:  _____________________________
Name:
Title:

GRANTEE

_____________________________
Paul S. Rutter

Exhibit D

GENERAL RELEASE

For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Maguire Properties, Inc., a Maryland corporation, Maguire Properties, L.P., a Maryland limited partnership, Maguire Services, Inc., a Maryland corporation, and each of their partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.

THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

_____________________________
Paul S. Rutter